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                                  EXHIBIT 10.36
                        COMPLETE SETTLEMENT AGREEMENT AND
                          MUTUAL RELEASE OF ALL CLAIMS
                          ----------------------------

     THIS COMPLETE SETTLEMENT AGREEMENT AND FULL MUTUAL RELEASE OF ALL CLAIMS (hereinafter referred to as "Agreement") is entered into this 14th day of February, 2003 by and between Columbus Group/cFour Partners, a California partnership, ("Columbus"), Robert W. Bellano, an individual, Shaun Corrales, an individual, HiEnergy Microdevices, Inc., a Delaware corporation, and HiEnergy Technologies, Inc., a Delaware corporation (hereinafter referred collectively as "the Parties" and individually as "Party"), on behalf of themselves, their employees, officers, directors, heirs, estates, predecessors in interest, successors in interest, former employees, successors and assigns.

     WHEREAS, Columbus and HiEnergy Microdevices, Inc. entered into that certain agreement dated as of January 8, 2002 (the "Contract") for services related to the referral and placement of Chief Executive Officer candidates with HiEnergy Microdevices, Inc. and HiEnergy Technologies, Inc., including the placement of Messrs. Keith Cowan and Thomas R. Pascoe (the "Placement Services"), and now that the Contract has been terminated and the Placement Services have been completed, the Parties wish to resolve any amounts owed;

     WHEREAS, as partial consideration for Placement Services performed, HiEnergy Microdevices, Inc. and Shaun Corrales entered into that certain Promissory Note and Security Agreement Secured Only by Stock (the "Corrales Promissory Note") regarding the issuance to Shaun Corrales of Common Stock of HiEnergy Technologies, Inc. as successor in interest to SLW Enterprises, Inc.;

     WHEREAS, as partial consideration for Placement Services performed, HiEnergy and Robert Bellano entered into that certain Promissory Note and Security Agreement Secured Only by Stock (the "Bellano Promissory Note") regarding the issuance to Robert Bellano of Common Stock of HiEnergy Technologies, Inc. as successor in interest to SLW Enterprises, Inc.;

     WHEREAS, the Parties desire to perfect a final resolution of this matter and hereby execute this Complete Settlement Agreement and Mutual Release of All Claims;

     NOW THEREFORE, in consideration of the promises, covenants and releases herein contained, the Parties agree as follows:

1. The above recitals are incorporated herein as if set forth at length herein.

2. As compensation for the Placement Services, and subject to approval by the Board of Directors of HiEnergy Technologies, Inc., HiEnergy Technologies, Inc. will pay to Columbus the sum of Thirty Seven thousand Six Hundred dollars (US$37,600), as follows:

$  12,600.00 due on or before: 1/2/03
$   5,000.00 due on or before: 2/6/03
$   5,000.00 due on or before: 3/7/03
$   5,000.00 due on or before: 4/4/03
$   5,000.00 due on or before: 5/9/03
$   5,000.00 due on or before: 6/6/03

Payment due as agreed upon between the Parties shall be made to Columbus. In the event HiEnergy Technologies, Inc. fails to make any of the foregoing payments when due, Columbus shall provide HiEnergy Technologies, Inc. with notice of such failure and HiEnergy Technologies, Inc. shall have fifteen (15) days from the date HiEnergy Technologies, Inc. receives the notice to cure such default.
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2.     As compensation for the Placement Services, and subject to approval by the Board of Directors of HiEnergy Technologies, Inc., HiEnergy Technologies, Inc. shall issue Bellano 40,000 warrants to purchase HiEnergy Technologies, Inc. Common Stock at a purchase price of $1.50 per share and a term of three years pursuant to the Warrant Agreement attached hereto as Exhibit A.

3. As compensation for the Placement Services, and subject to approval by the Board of Directors of HiEnergy Technologies, Inc., HiEnergy Technologies, Inc. shall issue Corrales 40,000 warrants to purchase HiEnergy Technologies, Inc. Common Stock at a purchase price of $1.50 per share and a term of three years pursuant to the Warrant Agreement attached hereto as Exhibit B.

4. The Corrales Promissory Note is hereby terminated and canceled and neither HiEnergy Technologies, Inc. nor HiEnergy Microdevices, Inc. shall have any liability therefore. Further, any and all Options, Warrants and/or Shares underlying or resulting from the Corrales Promissory Note, including that certain HiEnergy Microdevices, Inc. Stock Certificate evidencing 296 Shares of HiEnergy Microdevices, Inc. Class A Common Stock dated April 25, 2002, in the name of Corrales is deemed canceled and void and Corrales shall have no rights of redemption, registration or transfer. The Corrales Promissory Note and the Shares shall be treated for all purposes as if they had never been issued.

5. The Bellano Promissory Note is hereby terminated and canceled and neither HiEnergy Technologies, Inc. nor HiEnergy Microdevices, Inc. shall have any liability therefore. Further, any and all Options, Warrants and/or Shares underlying or resulting from the Bellano Promissory Note, including the that certain HiEnergy Microdevices, Inc. Stock Certificate evidencing 296 Shares of HiEnergy Microdevices, Inc. Class A Common Stock dated April 25, 2002, in the name of Bellano is deemed canceled and void and Bellano shall have no rights of redemption, registration or transfer. The Bellano Promissory Note and the Shares shall be treated for all purposes as if they had never been issued.

6. All Parties agree that they shall be responsible for their own attorneys' fees and court costs incurred in connection with the subject matter of this Agreement.

7. The Parties hereby release and discharge one another, their agents, attorneys, officers, directors, heirs, estates, predecessors in interest, successors in interest, employees, former employees, representatives, successors, and assigns, of and from any and all claims, demands, sums of money, actions, rights, causes of action, obligations and liabilities of every kind or nature whatsoever which they have had, or claim to have had, or now have, or now claim to have, including any causes of action for malicious prosecution, with respect to the Contract and/or Placement Services. The Parties further release and discharge one another, their agents, attorneys, officers, directors, heirs, estates, predecessors in interest, successors in interest, employees, former employees, representatives, successors, and assigns, of and from any and all claims, demands, sums of money, actions, rights, causes of action, obligations and liabilities of every kind or nature whatsoever which they have had, or claim to have had, or now have, or now claim to have in connection with the above entitled matters herein, and any other ancillary claims related to the above recitals (the "Mutual Release").

8. The Parties hereto, and each of them, expressly acknowledge that they may hereinafter discover facts different from or in addition to those which they now have or believe to be true with respect to all or any of the claims, causes of action, costs, or demands herein released; however, the Parties hereto, and each of them, agree that the above-referenced Mutual Release shall be and remains effective in all respects, notwithstanding the discovery of such different or additional facts.

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9.     In executing this Agreement, the Parties hereto, and each of them, warrant and represent that they do so with full knowledge of any and all rights which they have and that they do not rely and have not relied upon any representation made by any other Party with regard to this Mutual Release or the basis hereof. Each Party hereby assumes the risk of any mistake of fact on its part in connection with the true facts involved herein and with regard to any facts which are now unknown to it. In this connection, each Party hereby acknowledges that it has read Section 1542 of the California Civil Code, that it
                                                  ---------------------
has been advised by counsel with regard to its meaning, and that it understands the same. Said statue provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Parties hereto, and each of them, agree to and hereby waive and relinquish all rights and benefits afforded under the provisions of Section 1542 stated above.

10. It is understood and agreed that this is a compromise settlement of disputed claims and this Mutual Release of All Claims shall not be construed as an admission of liability by any Party to this Agreement. Each Party agrees not to disparage the other Parties.

11. This Agreement is to be governed by and construed in accordance with the laws of the State of California.

12. If any Party brings an action or is required to retain counsel to enforce any provision of this Agreement or to declare rights hereunder, the prevailing Party shall be entitled to recover from the other Party any attorneys' fees, expenses and costs thereof, including those incurred on appeal, as may be determined by the court, arbitrator or other person having jurisdiction over the dispute.

13. Each Party warrants and represents that he, she or it has the full right and authority to enter into this Agreement and make the release and agreements contained herein, and receive the consideration herein provided. Each Party agrees to indemnify and hold harmless any other Party from any liability and expense incurred, including attorneys' fees and costs, and a result of any breach of this warranty.

14. Each Party agrees, represents and warrants that it has not heretofore or concurrently assigned or transferred any claims, rights or privileges it has or may have had with respect to claims released by this Agreement to any other person or entity, and shall not do so in the future.

15. All warranties and representations contained herein are continuing and shall survive execution of this Agreement.

16. This Agreement contains the entire agreement between the Parties hereto with respect to the matters referred to herein. No other agreements, oral or written, respecting such matters which are not specifically referenced herein shall be deemed to be in any way existing or bind any of the Parties hereto. This Agreement can be amended or modified only by written agreement of the Parties hereto. This Agreement shall bind and inure to the benefit of the Parties hereto and their respective successors, assigns, legatees, heirs and personal representatives.

17. Any notice or other communication required or permitted under this Agreement shall be given in writing and delivered by hand or by registered or certified mail, postage prepaid and return receipt requested, to the following Parties (or their successors pursuant to due notice):

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   If to HiEnergy Technologies, Inc. and/or
   HiEnergy Microdevices, Inc.:    HiEnergy Microdevices, Inc.
                                   1601 Alton Parkway, Unit B
                                   Irvine, CA  92606
                                   Attn: Chief Executive Officer

          If to Columbus:          C4 Partners
                                   100 Wilshire Blvd., Suite 1840
                                   Santa Monica, CA 90401

          If to Robert Bellano:     C4 Partners
                                   100 Wilshire Blvd., Suite 1840
                                   Santa Monica, CA 90401
                                   Attn: Robert Bellano

          If to Shaun Corrales:    C4 Partners
                                   100 Wilshire Blvd., Suite 1840
                                   Santa Monica, CA 90401
                                   Attn: Shaun Corrales


Such address may be changed from time to time by any Party by providing written notice to the other Parties in the manner set forth above.

18. If one or more provisions of this Agreement are held to be invalid or unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were excluded and shall be enforceable in accordance with its terms.

19. The failure of either Party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that Party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

20. This agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument.

21. It is agreed that a copy and/or fax copy of a signed original Agreement may be used for all purposes in place of this original Agreement.


            [The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, and in acknowledgment that the Parties hereto have read and understood each and every provision hereof, the Parties have executed this
                  Agreement on the date first set forth above.

HIENERGY  TECHNOLOGIES,  INC.,     COLUMBUS  GROUP/c4  PARTNERS LLC

a  Delaware  corporation           a  [California  partnership]

    /s/ Tom Pascoe                     /s/ Robert W. Bellano
BY:____________________            BY:_______________________

     President                         Director
ITS:___________________            ITS:______________________

     2-19-03                            2/19/03
DATE___________________            DATE:_____________________

HIENERGY  MICRODEVICES,  INC.     ROBERT  W.  BELLANO,
a  Delaware  corporation          individually

   /s/ B C  Maglich                     /s/  Robert Bellano
BY:____________________           BY:_______________________

     Chairman
ITS:___________________

     2/20/03                            2/19/03
DATE___________________           DATE:_____________________

SHAUN  CORRALES,
Individually

    /s/  Shaun Corrales
BY:_____________________

     2/15/03
DATE:___________________




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